Exhibit 10.6

This is an English Translation

LOAN CONTRACT

Borrower:	Beijing China Auto Rental Co., Ltd.
Address:	5F, Block B, Platform 2, West Region, Jingtong Building, Sihui Subway Station, Chaoyang District, Beijing
Legal Representative:	Lu Zhengyao

Lender:	Legend Holdings Limited
Address:	South Wing, 10/F, Tower A, Raycom Info Tech Park, No.2 Ke Xue Yuan Nan Lu, Zhongguancun, Haidian District, Beijing
Legal Representative:	Liu Chuanzhi

WHEREAS

1                                          The Borrower, the Lender and Lu Zhengyao signed a Loan and Guarantee Agreement (“Original Loan Contract”) on 6 July 2010. The Original Loan Contract prescribes that the Lender shall provide a loan of RMB 200 million to Lu Zhengyao, who further lends such loans to the Borrower to be used as its working capital, while the Borrower assumes joint and several liability for guarantee to the Lender in relation to such loans. The Original Loan Contract further prescribes that if the proposed transactions under the Investment Term Sheet (as defined in the Original Loan Contract) are completed, the loans under the Original Loan Contract shall convert into the loans between the Borrower and the Lender.

2                                          As the proposed transactions under the Investment Term Sheet have been completed, the Borrower and the Lender intend to enter into this Contract to convert the loans under the Original Loan Contract into the loans between the Borrower and the Lender.

3                                          A termination agreement to terminate the Original Loan Contract will be signed by the Borrower, the Lender and Lu Zhengyao on the same date of signing this Contract.

ARTICLE ONE       BORROWING

I.                                         Both parties agree and acknowledge that the Lender has provided the Borrower with a loan of principal of RMB two hundred million (RMB 200,000,000) (“Loans”) on 8 July 2010 to be used as the Borrower’s working capital.

ARTICLE TWO       INTEREST RATE AND CALCULATION METHOD

II.                                     Interest Rate:

The annual lending interest rate under this Contract shall be bank lending interest rate over the corresponding period. Interest shall be accrued on 360 days a year basis (i.e. 12 months and 30 days a month). The interest under this Contract shall be paid in one lump sum when falling due. If the interest payment day falls on a legal public holiday or weekend, it shall be postponed to the first day after the legal public holiday or weekend; provided that if the first day after the legal public holiday or weekend is not in the same month as the interest payment day as provided by this Contract, the interest payment day shall move forward to the day immediately before the legal public holiday or weekend.

III.                           The formula for calculating the interest under this Contract is set out as follows:

Interest rate = (annual lending interest rate as determined by Section II of this Contract) X (loan amount, i.e. RMB two hundred million) X (actual days of use/360 days).

The actual days of use shall be calculated as from the date on which the Lender makes actual payment of Loans under this Contract (inclusive) to the date on which the Lender receives the repayment of Loans under this Contract from the Borrower in full amount (exclusive).

ARTICLE THREE       REPAYMENT TERM

IV.                           The repayment term for Loans under this Contract shall be twenty-four months since the date on which the Lender remits the amount of Loans into the Borrower’s bank account.

V.                               The foregoing repayment date may be changed upon mutual agreement by both parties.

ARTICLE FOUR       DEFAULT LIABILITY

VI.                           If the Borrower fails to fully and timely repay the principal of loans and accrued interest under this Contract on the expiration of term of loans provided by this Contract, starting from such expiration date, the Borrower shall be surcharged with a penalty interest in connection with the Borrower’s total overdue payables on a daily basis and based on an interest rate 30% upward the annual interest rate under this Contract.

ARTICLE FIVE       MISCELLANEOUS

VII.                       Any disputes in connection with this Contract shall be governed by the competent people’s court in the locality of the Lender.

VIII.                   This Contract shall take effect after being signed and sealed by the legal representatives or authorized representatives of the Borrower and the Lender.

IX.                          The terms and conditions set out in this Contract shall constitute the entire agreement and understanding between both parties in connection with the borrowing of Loans, and supersede all prior oral and written agreements, intents and statements.

X.                              This Contract shall have two original copies, among which, the Lender and the Borrower shall each hold one copy. Each copy shall have the same legal effect.

(No Text Below)

(Signature Page to Loan Contract)

Borrower (Company Seal)	Lender (Company Seal)

[Company’s seal affixed]	[Company’s seal affixed]

Legal Representative or Authorized Representative	Legal Representative or Authorized Representative

(Signature or Seal)	(Signature or Seal)

/s/	/s/

Signing Date: 20 May 2011	Signing Date: 20 May 2011